Pricing Supplement No. 17 Dated April 27, 1998     Rule 424 (b) (3)
(To Prospectus dated February 13, 1998 and     File No. 333-44757
Prospectus Supplement dated March 31, 1998)
                 CARPENTER TECHNOLOGY CORPORATION
                 Medium-Term Notes  -  Fixed Rate
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Principal Amount: $5,000,000  Interest Rate: 6.99%

Issued Price:$4,968,050 (99.361%)

Agent's Discount Commission:  $37,500 (.75%)  Original Issue Date:  4/20/98

Date from Which Interest Accrues:  4/20/98   Stated Maturity Date:  4/20/2018

Proceeds to Issuer:  $4,930,550 (98.611%) plus Accrued Interest: $8,737.50

Total Proceeds to Issuer:  $4,939,287.50
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Interest Payment Dates:  April 15 and October 15

Redemption:

  X  The Notes cannot be redeemed prior to the Stated Maturity Date.
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     The Notes may be redeemed prior to the Stated Maturity Date.
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     Initial Redemption Date:
     Initial Redemption Percentage:
     Annual Redemption Percentage Reduction:           % until Redemption
                                                 -----
     percentage is 100% of the principal amount.

Optional Repayment:
  X  The Notes cannot be repaid prior to the Stated Maturity Date.
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     The Notes can be repaid prior to the Stated Maturity Date at the option
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     of the Holder of the Notes.
     Optional Repayment Dates:
     Repayment Price:         %

Currency:
     Specified Currency:
     (If other than U.S. Dollars, see attached)
     Minimum Denominations:
     (Applicable only if Specified Currency is other than U.S. Dollars)

Original Issue Discount ("OID"):        Yes        X   No
                                    ---           ---
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period:

Form:      X   Book-Entry          Certificated
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Agent:     X    J. P. Morgan Securities Inc.
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               Credit Suisse First Boston Corporation
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Agent acting in the capacity as indicated below:
      X   Agent               Principal
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If as principal:
          The Notes are being offered at varying prices related to prevailing
      ---
          market prices at the time of resale.
          The Notes are being offered at a fixed initial public offering price
      ---
          of         % of principal amount.
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If as Agent:
     The Notes are being offered at a fixed initial public offering price of 100% of Principal Amount.
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Exchange Rate Agent:

Other Provisions:  See attached Addendum